EXHIBIT 10.3


                                AGREEMENT OF SALE

                                  by and among

                         PENINSULA GAMING PARTNERS, LLC

                                       and

                              OED ACQUISITION, LLC

                                  as Purchaser

                                       and

                              WILLIAM E. TROTTER II

                                       and

                      WILLIAM E. TROTTER, II FAMILY L.L.C.

                                    as Seller

                                   Dated as of

                                 August 30, 2002


                           RELATING TO THE ACQUISITION
                           OF A MEMBERSHIP INTEREST IN
                         THE OLD EVANGELINE DOWNS, L.C.

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                                AGREEMENT OF SALE

                                TABLE OF CONTENTS
                                                                           PAGE


ARTICLE 1           THE CLOSING..............................................2


   Section 1.1                Sale and Purchase..............................2
   Section 1.2                Actions at the Closing.........................2
   Section 1.3                Closing Consideration..........................2
   Section 1.4                Allocation of Sale Price.......................4


ARTICLE 2           WARRANTIES AND REPRESENTATIONS BY THE TROTTER PARTIES....4


   Section 2.1                Organization, Standing, Capacity and Power.....4
   Section 2.2                Authority......................................4
   Section 2.3                No Conflict....................................4
   Section 2.4                No Consents Required...........................4
   Section 2.5                Ownership of Assets............................4
   Section 2.6                Legal Proceedings..............................5
   Section 2.7                No Negotiations................................5
   Section 2.8                No Brokers or Finders..........................5


ARTICLE 3           WARRANTIES AND REPRESENTATIONS BY PGP AND NEW OED........5


   Section 3.1                Organization, Standing, Capacity and Power.....5
   Section 3.2                Authority......................................5
   Section 3.3                No Conflict....................................5
   Section 3.4                No Consents Required...........................6
   Section 3.5                Legal Proceedings..............................6
   Section 3.6                No Brokers or Finders..........................6


ARTICLE 4           POST-CLOSING COVENANTS  AND AGREEMENTS...................6


   Section 4.1                Restructuring of New OED and Old OED...........6
   Section 4.2                Required Assignment of Trotter Win Percentage,
                              Trotter Note, and Old OED Note.................6
   Section 4.3                Permitted Assignment of Trotter Win
                              Percentage, Trotter Note and Old OED Note......7
   Section 4.4                Post-Closing Cooperation and Best Efforts......7


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ARTICLE 5           POST-CLOSING INDEMNIFICATION.............................7


   Section 5.1                Survival of Warranties, Representations,
                              Covenants, and Other Agreements................7
   Section 5.2                Indemnification by the Trotter Parties.........7
   Section 5.3                Indemnification by PGP and New OED.............8
   Section 5.4                Effect of Investigation........................8
   Section 5.5                Notice and Defense of Claims...................8


ARTICLE 6           MISCELLANEOUS............................................9


   Section 6.1                Notices........................................9
   Section 6.2                Entire Agreement...............................10
   Section 6.3                Governing Law..................................10
   Section 6.4                Enforcement of Agreement.......................10
   Section 6.5                Jury Trial.....................................11
   Section 6.6                Waiver of Conflict.............................11
   Section 6.7                Expenses.......................................11
   Section 6.8                Assignment and Successors and Assigns..........11
   Section 6.9                Confidentiality................................11
   Section 6.10               No Third-Party Beneficiaries...................12
   Section 6.11               Amendments.....................................12
   Section 6.12               Waivers........................................12
   Section 6.13               Counterparts...................................12


ARTICLE 7           DEFINITIONS..............................................12



                                      -ii-

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                                AGREEMENT OF SALE

         This agreement (the "Agreement"), made as of August 30, 2002, by and among PENINSULA GAMING PARTNERS, LLC, a Delaware limited liability company ("PGP"), OED ACQUISITION, LLC, a Delaware limited liability company ("NEW OED"), as purchaser, WILLIAM E. TROTTER, II FAMILY L.L.C., a Louisiana limited liability company ("WETLLC"), as seller, and WILLIAM E. TROTTER II individually ("TROTTER" and, collectively with WETLLC, the "TROTTER Parties"),

         WITNESSETH THAT:

         WHEREAS, Trotter owns 99% of the membership interest in WETLLC and Deidre Fay Trotter Trust for Everard Thomas Marks owns 1% of the membership interest in WETLLC; and

         WHEREAS, WETLLC and PGP executed an agreement dated December 11, 2001 (the "12/11/01 AGREEMENT") according to which they agreed, subject to certain conditions, to execute four draft documents (the "GOING FORWARD DOCUMENTS") attached as exhibits to the 12/11/01 Agreement; and

         WHEREAS, The Going Forward Documents would, if they had been executed, have created a 50-50 joint venture between PGP and WETLLC that would have owned indirectly a 100% interest in (a) the existing Evangeline Downs Racetrack in Lafayette, Louisiana, and (b) a proposed new Old Evangeline Downs Casino and Thoroughbred Racetrack facility to be constructed on a 550-acre site on the north side of Route 31, southeast of the intersection of Highway 190 and Interstate 49 in the town of Opelousas, Louisiana (the "RACINO PROJECT"); and

         WHEREAS, a dispute arose between the Trotter Parties and PGP as to (a) the interpretation of the 12/11/01 Agreement, and (b) whether the 12/11/01 Agreement was abrogated by subsequent negotiations between the Trotter Parties and PGP relating to the Racino Project; and

         WHEREAS, Trotter thereafter participated in unconsummated negotiations to sell his 100% membership interest in WETLLC to persons unaffiliated with either the Trotter Parties or PGP; and

         WHEREAS, on June 21, 2002, PGP filed a suit entitled PENINSULA GAMING PARTNERS, L.L.C. V. WILLIAM E. TROTTER, II FAMILY, L.L.C. AND WILLIAM E. TROTTER, Civil Action No. 02-CV-1325 of the docket of the United States District Court for the Western District of Louisiana, Lafayette-Opelousas Division (the "LAWSUIT") seeking specific performance of the 12/11/01 Agreement; and

         WHEREAS, on June 25, 2002, the Trotter Parties and PGP executed a document entitled Agreement Reached at Meeting Held June 25, 2002 (the "6/25/02 AGREEMENT"), a copy of which is attached hereto as Exhibit A; and

         WHEREAS, the parties desire to implement the terms of the 6/25/02 Agreement; and

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         WHEREAS,  PGP owns  indirectly  100% of the membership  interest in New
OED; and

         WHEREAS, PGP is prepared to cause New OED to undertake the Racino Project; and

         WHEREAS, certain capitalized terms used in this Agreement, if not defined in these recital clauses, are defined in Article 7 of this Agreement;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                   THE CLOSING

         Section  1.1  SALE  AND  PURCHASE.  On the  terms  and  subject  to the conditions set forth in this Agreement, in consideration of the Closing Consideration, the Trotter Parties hereby bargain, sell, assign, transfer, convey, set over, abandon, and deliver to New OED, with full warranty of title and with full substitution and subrogation in and to all claims and actions of warranty against all preceding vendors (a) a 50% undivided interest (the "NOTE SHARE") owned by Trotter in the Notes Receivable, and (b) WETLLC's 50% membership interest (the "MEMBERSHIP INTEREST") in The Old Evangeline Downs, L.C., a Louisiana limited liability company ("OLD OED"), to have and to hold, to New OED and its assigns forever, and New OED accepts, receives, and receipts for the Note Share and the Membership Interest, and PGP acknowledges that such sale and delivery to New OED fulfills the obligation of the Trotter Parties to sell and deliver to PGP. The sale and purchase described in this Section 1.1 is referred to as the "Closing".

         Section 1.2 ACTIONS AT THE CLOSING.

         (a) At the Closing, the Trotter Parties have delivered to New OED (i) unconditional assignments to New OED, with full recourse, of the Note Share and the Membership Interest (which is not evidenced or represented by a membership certificate), free and clear of all liens and encumbrances other than those set forth in the presently existing articles of organization and operating agreement of Old OED, and (ii) a copy of the release in the form attached hereto as Exhibit B (the "RELEASE") executed by the Trotter Parties.

         (b) New OED has delivered to the Trotter Parties (i) the Closing Consideration, and (ii) a copy of the Release executed by PGP and New OED.

         (c) Effective with the Closing (i) the Trotter Parties ratify, confirm, approve, and consent and waive any objection under the articles of organization and operating agreement of Old OED or otherwise to, (A) the purchase by PGP on February 15, 2002 of a 50% membership interest in Old OED from BIM3 Investments, and (B) the execution and delivery by Michael S. Luzich on behalf of Old OED of the Trotter Note and the Old OED Note, and (ii) PGP and New OED waive compliance by WETLLC with any provisions of the articles of organization and operating agreement of Old OED that restrict the transfer by WETLLC of the Membership Interest to New OED pursuant to the terms of this Agreement.

         Section 1.3 CLOSING CONSIDERATION. The Closing Consideration consists of:

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         (a)  $44,834.84 of interest  accrued  through June 30, 2002 on the Note
Interest, which was paid by Old OED to Trotter on July 1, 2002, the receipt of which is hereby acknowledged by the Trotter Parties, and $96,155.84 of interest accrued from July 1 through September 2, 2002 (including $930.51 accrued interest as of July 1, 2002 but not previously paid), which has been paid in cash at the Closing to Trotter by wire transfer to Bank Account No. 8703825199 at the Lafayette, Louisiana branch of Bank One (the "Trotter Account").

         (b) $200,000 as reimbursement of reasonable and legitimate legal, travel, lodging, and similar expenses actually incurred by WETLLC prior to the date of this Agreement in pursuance of the Racino Project (the "TROTTER EXPENSES"), which has been paid in cash at the Closing to WETLLC by wire transfer to Bank Account No. 1596409860 at the Lafayette, Louisiana branch of Bank One (the "WETLLC Account").

         (c) $3,500,000, which has been paid in cash at the Closing to the Trotter Parties by wire transfer of (i) $2,563,758 to the WETLLC Account and
(ii) $936,242 to the Trotter Account.

         (d) An unsecured subordinated promissory note dated the date of this Agreement issued by PGP in the face principal amount of $7,325,000, payable to the order of WETLLC in the form of Exhibit C attached hereto (the "TROTTER NOTE"), which has been delivered to WETLLC at the Closing, the receipt of which is acknowledged by the Trotter Parties.

         (e) An unsecured subordinated promissory note dated the date of this Agreement issued by Old OED and PGP in the face principal amount of $4,500,000, payable to the order of Trotter in the form of Exhibit D attached hereto (the "OLD OED NOTE"), which has been delivered to Trotter at the Closing, the receipt of which is acknowledged by the Trotter Parties.

         (f) A contingent right of WETLLC to receive from Old OED, but only (i) if required by the Louisiana Gaming Authorities, then as, if, and when the Trotter Parties shall have received all necessary suitability approvals from the Louisiana Gaming Authorities, and (ii) commencing on the date of opening the Racino Project to the public and terminating on the tenth anniversary of that date, one-half of one percent (0.5%) (the "TROTTER WIN PERCENTAGE") of the Net Win from slots at the Racino Project, payable monthly in arrears. "NET WIN" is defined as the excess of slot wins over slot losses before any tax imposed by the Louisiana Gaming Authorities (A) plus or minus, as appropriate, deposits or accruals made in respect of progressive slot machines and other similar games,
(B) net of any license or manufacturers' revenue participation fees paid on either a fixed or percentage basis associated with any participation slot machine games, and (C) minus complimentaries. Notwithstanding any other provisions of this Section 1.3(f), however, no payment shall be made by Old OED on account of the Trotter Win Percentage to any person who has not received all necessary suitability approvals from the Louisiana Gaming Authorities that may be required under the Louisiana Gaming Control Law.

         (g) A motion to dismiss the Lawsuit with prejudice, each party to bear its own costs, executed by counsel of record for PGP, the receipt of which is acknowledged by the Trotter Parties.


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         Section 1.4 ALLOCATION OF SALE PRICE. Of the Closing Consideration,  an
amount equal to the outstanding principal balance of the Note Share shall be paid for the Note Share out of cash received at the Closing. The balance of the Closing Consideration shall be allocated to the Membership Interest.

                                   ARTICLE 2
                         WARRANTIES AND REPRESENTATIONS
                             BY THE TROTTER PARTIES

         The Trotter Parties jointly and severally warrant and represent as follows to PGP and New OED, as an inducement to the latter to execute and perform this Agreement:

         Section 2.1 ORGANIZATION, STANDING, CAPACITY AND POWER. Trotter is a natural person of the full age of majority. WETLLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Louisiana, and has all necessary capacity and power to execute, deliver and perform this Agreement. Attached as Exhibit E is a true, correct, and complete copy of the articles of organization, operating agreement, and membership register of WETLLC. No certificates evidencing the ownership of membership interests in WETLLC have ever been issued.

         Section 2.2 AUTHORITY. The execution, delivery, and performance of this Agreement by WETLLC have been duly and validly authorized by all necessary action on the part of its member(s) and manager(s) (if any) and is a legal, valid, and binding obligation of WETLLC enforceable in accordance with its terms.

         Section 2.3 NO CONFLICT. Neither the execution and delivery of this Agreement nor the consummation by the Trotter Parties of the transactions contemplated hereby will (a) conflict with or result in a breach of any provision of the articles of organization or operating agreement of WETLLC, or
(b) constitute or result in a default under, violation of, or conflict with, any statute, rule, regulation, order, agreement (whether written or oral, express or implied), instrument, or fiduciary duty to which either of the Trotter Parties is a party or is subject, or by which any of the assets of either are bound, or create, or result in any lien on any property (including the Note Interest and the Membership Interest) of either Trotter Party, or (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any governmental body or regulatory authority the right to withdraw, suspend, cancel, terminate, or modify any license, permit, or authorization held by either Trotter Party or by Old OED.

         Section 2.4 NO CONSENTS REQUIRED. Neither the execution and delivery of this Agreement nor the performance by the Trotter Parties of the transactions contemplated hereby requires the consent or authorization of any other person or governmental body or regulatory authority or court pursuant to any statute, regulation, rule, order, judgment, decree, agreement, instrument, license, permit, or authorization to which either Trotter Party or Old OED is a party or is subject.

         Section 2.5 OWNERSHIP OF ASSETS. Trotter owns 99% of the membership interest and Deidre Faye Trotter Trust for Everard Thomas Marks owns 1% of the membership interest in WETLLC, Trotter owns the Note Share, and WETLLC owns the Membership Interest in full

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

ownership, in each case free and clear of all liens and encumbrances; WETLLC has the absolute and unconditional right to transfer the Note Share and the Membership Interest to New OED in accordance with the terms of this Agreement; and, by virtue of the Closing, New OED has acquired full record and beneficial ownership of the Note Share and the Membership Interest free and clear of all liens and encumbrances and subject to no limitations as to voting or otherwise.

         Section 2.6 LEGAL PROCEEDINGS. Except for the Lawsuit, there is no suit, action, arbitration, audit, hearing, investigation, or other proceeding (collectively "LITIGATION") pending or, to the knowledge of Trotter, threatened against either of the Trotter Parties or Old OED that challenges or that, if decided adversely, could have the effect of preventing or interfering with the Closing and the consummation of this Agreement.

         Section 2.7 NO NEGOTIATIONS. Neither WETLLC nor Trotter is presently engaged in any negotiations with any person other than PGP and New OED for the sale, transfer, or encumbrance of any part or all of either (a) Trotter's membership interest in WETLLC or the Note Share or (b)WETLLC's ownership interest in the Membership Interest.

         Section 2.8 NO BROKERS OR FINDERS. No agent, broker, investment banker, investment or financial advisor, real estate agent, finder, or other intermediary or person acting on behalf of the Trotter Parties or under their authority is entitled to any commission or broker's or finder's fee from any party to this Agreement or from Old OED in connection with any of the transactions contemplated by this Agreement.

                                   ARTICLE 3
                         WARRANTIES AND REPRESENTATIONS
                               BY PGP AND NEW OED

         PGP and New OED jointly and severally warrant and represent as follows to the Trotter Parties, as an inducement to the latter to execute and perform this Agreement:

         Section 3.1 ORGANIZATION, STANDING, CAPACITY AND POWER. PGP and New OED are limited liability companies duly organized, validly existing and in good standing under the laws of the State of Delaware, and have all necessary capacity and power to execute, deliver and perform this Agreement.

         Section 3.2 AUTHORITY. The execution, delivery, and performance of this Agreement by PGP and New OED have been duly and validly authorized by all necessary action on the part of their respective member(s) and manager(s) (if any) and is a legal, valid, and binding obligation of PGP and New OED enforceable in accordance with its terms.

         Section 3.3 NO CONFLICT. Neither the execution and delivery of this Agreement nor the consummation by PGP and New OED of the transactions contemplated hereby will (a) conflict with or result in a breach of any provision of the articles of organization or operating agreements of PGP or New OED, or (b) constitute or result in a default under, violation of, or conflict with, any statute, rule, regulation, order, agreement (whether written or oral, express or implied), instrument, or fiduciary duty to which either of them is a party or is subject, or by which any of the assets of either are bound, or create, or result in any lien on any property of either, or (c)

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contravene,  conflict  with,  or  result in a  violation  of any of the terms or requirements of, or give any governmental body or regulatory authority the right to withdraw, suspend, cancel, terminate, or modify any license, permit, or authorization held by either.

         Section 3.4 NO CONSENTS REQUIRED. Neither the execution and delivery of this Agreement nor the performance by PGP and New OED of the transactions contemplated hereby requires the consent or authorization of any other person or governmental body or regulatory authority or court pursuant to any statute, regulation, rule, order, judgment, decree, agreement, instrument, license, permit, or authorization to which either is a party or is subject.

         Section 3.5 LEGAL PROCEEDINGS. Except for the Lawsuit, there is no Litigation pending or, to the knowledge of PGP or New OED, threatened against either that challenges or that, if decided adversely, could have the effect of preventing or interfering with the Closing and the consummation of this Agreement.

         Section 3.6 NO BROKERS OR FINDERS. No agent, broker, investment banker, investment or financial advisor, real estate agent, finder, or other intermediary or person acting without the acquiescence and knowledge of the Trotter Parties is entitled to any commission or broker's or finder's fee from any party to this Agreement or from Old OED in connection with any of the transactions contemplated by this Agreement.

                                   ARTICLE 4
                             POST-CLOSING COVENANTS
                                 AND AGREEMENTS

         Section 4.1 RESTRUCTURING OF NEW OED AND OLD OED. Simultaneously with, or as soon as practicable after the Closing, PGP and New OED will take all necessary action so that (a) PGP will own 100% of the membership interest in Peninsula Gaming Company LLC ("PGC"), (b) PGC will own 100% of the membership interest in New OED, (c) New OED will own 100% of the membership interest in Old OED, and (d) New OED will have contributed to the capital of Old OED 100% of the Notes Receivable, which will be cancelled.

         Section 4.2 REQUIRED ASSIGNMENT OF TROTTER WIN PERCENTAGE, TROTTER NOTE, AND OLD OED NOTE. In the event that either (a) the Louisiana Gaming Authorities decline to issue a license under the Louisiana Gaming Control Law for the Racino Project to Old OED because of their finding that the Trotter Parties are unsuitable, or (b) the Louisiana Gaming Authorities (i) issue a license for the Racino Project to Old OED based in part on a finding that the Trotter Parties are suitable, but (ii) at any time thereafter, either (A) the Trotter Parties (or their respective heirs, successors, or assigns, as the case may be) are found by the Louisiana Gaming Authorities not to be suitable, or (B) the Louisiana Gaming Authorities instruct, order, or otherwise notify Old OED that the holding of the Trotter Win Percentage, the Trotter Note, or the Old OED Note by the Trotter Parties (or their respective heirs, successors, or assigns, as the case may be) is prohibited or not allowed under the Louisiana Gaming Control Law, then in the case of either clause (a) or clause (b) of this Section 4.2, the holder of the Trotter Win Percentage, the Trotter Note, or the Old OED Note, as the case may be, shall assign the interest in question, after due notification to and approval by the Louisiana Gaming Authorities as provided in
Section  4.3,  to a person(s)  who is found  suitable  by the  Louisiana  Gaming


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

Authorities, provided, however, that during the pendency of any appeal by such holder of an adverse decision by the Louisiana Gaming Authorities as to his, her, or its suitability, such holder shall not be required by this Section 4.2 to assign the interest in question if, but only if, the Louisiana Gaming Authorities expressly determine that the pendency of the appeal will not adversely affect or condition Old OED's right to continue to operate the Racino Project under its license.

         Section 4.3 PERMITTED ASSIGNMENT OF TROTTER WIN PERCENTAGE, TROTTER NOTE AND OLD OED NOTE. Notwithstanding any other provision of this Agreement, WETLLC shall have no right to pledge, mortgage, hypothecate, transfer, assign, donate, exchange, or otherwise dispose of the Trotter Win Percentage, the Trotter Note, or the Old OED Note except as specifically prescribed under the Louisiana Gaming Control Law and the related regulations promulgated thereunder in LAC 42:1705 and -2501 ET SEQ. after prior notification to and approval by the Louisiana Gaming Authorities.

         Section 4.4 POST-CLOSING COOPERATION AND BEST EFFORTS. From and after the Closing, PGP and New OED agree to use their commercially reasonable best efforts in good faith to complete the Racino Project, and the Trotter Parties agree not to take any action that would delay or interfere with the efforts of PGP and New OED to complete the Racino Project.

                                   ARTICLE 5
                          POST-CLOSING INDEMNIFICATION

         Section 5.1 SURVIVAL OF WARRANTIES, REPRESENTATIONS, COVENANTS, AND OTHER AGREEMENTS. The warranties and representations contained in Sections 2.6 and 2.7 and the post-closing covenants and other agreements contained in Sections 4.1 and 4.4 of this Agreement shall survive the Closing until the expiration of the first anniversary of the date of the Closing. The provisions of Articles 1, 3, 5, 6 and 7 and Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.8, 4.2 and
4.3 shall survive indefinitely.

         Section 5.2 INDEMNIFICATION BY THE TROTTER PARTIES. Subject to Sections
5.1 and 5.4, the Trotter Parties shall jointly and severally indemnify, defend, and hold harmless PGP and New OED, and any member, parent, subsidiary, or affiliate thereof and any member, manager, employee, or agent of them (each of the foregoing, a "BUYER INDEMNIFIED PARTY"), from and against any and all losses, claims, demands, damages, awards, liabilities, suits, penalties, forfeitures, costs, or expenses (including attorneys', consultants' and other professional fees and disbursements), including those incurred in enforcing the terms of this Agreement (collectively, "LOSSES") incurred by any Buyer Indemnified Party arising out of or resulting from:

         (a) any inaccuracy or any breach of any warranty or representation by the Trotter Parties contained in this Agreement or the exhibits to this Agreement or any certificate delivered to PGP or New OED hereunder, and

         (b) any breach of any covenant or agreement of the Trotter Parties contained in this Agreement or any exhibit to this Agreement.

         Section 5.3 INDEMNIFICATION BY PGP AND NEW OED. Subject to Sections 5.1 and 5.4, PGP and New OED shall jointly and severally indemnify, defend, and hold harmless the Trotter Parties, and any member, parent, subsidiary, or affiliate thereof, and any member, manager, employee, or agent of them and any heir or legal representative of Trotter (each of the foregoing, a "SELLER INDEMNIFIED PARTY") from and against any and all Losses incurred by any Seller Indemnified Party arising out of our resulting from:

         (a) any inaccuracy or any breach of any warranty or representation by PGP or New OED contained in this Agreement or the exhibits to this Agreement or any certificate delivered to the Trotter Parties hereunder, and

         (b) any breach of any covenant or agreement of PGP or New OED contained in this Agreement or any exhibit to this Agreement.

         Section 5.4 EFFECT OF INVESTIGATION. The rights of a party to indemnification shall not be limited or affected by any investigation by such party after the Closing.

         Section 5.5 NOTICE AND DEFENSE OF CLAIMS.

         (a) A person seeking indemnification under this Article 5 (the "INDEMNIFIED PERSON") shall give prompt written notice to the indemnifying person or persons, or successors thereto (the "INDEMNIFYING PERSON"), of any matter with respect to which the Indemnified Person seeks to be indemnified (the "INDEMNITY CLAIM"). Such notice shall state the nature of the Indemnity Claim and, if known, the amount of the Loss. If the Indemnity Claim arises from a claim of a third party, the Indemnified Person shall give such notice within a reasonable time after the Indemnified Person has actual notice of such claim, and in the event that a suit or other proceeding is commenced, within 20 days after receipt by the Indemnified Person of written notice thereof.
Notwithstanding anything in this paragraph to the contrary, the failure of an Indemnified Person to give timely notice of an Indemnity Claim shall not bar such Indemnity Claim except and to the extent that the failure to give timely notice has impaired materially the ability of the Indemnifying Person to defend the Indemnity Claim.

         (b) If the Indemnity Claim arises from the claim or demand of a third party, the Indemnifying Person shall assume its defense, including the hiring of counsel and the payment of all fees and expenses. The Indemnified Person shall have the right to employ separate counsel and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless both the Indemnified Person and the Indemnifying Person are named as parties and the Indemnified Person shall in good faith determine that representation by the same counsel is inappropriate. In the event that the Indemnifying Person, within ten days after notice of any such action or claim, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such action, claim or proceeding for the account of the Indemnifying Person, subject to the right of the Indemnifying Person to assume the defense of such action, claim or proceeding at any time prior to the settlement, compromise or final determination thereof. Anything in this Section 5.5 to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior consent, settle or compromise any action or claim or consent to the entry of any judgment with respect to any action, claim or proceeding for anything other than money damages paid by the Indemnifying Person. The Indemnifying Person may, without the Indemnified Person's prior consent, settle or compromise any such action, claim or proceeding or consent to entry of any judgment with respect to any such action or claim that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability in respect of such action, claim or proceeding.

         (c) If the Indemnity Claim does not arise from the claim or demand of a third party, the Indemnifying Person shall have 30 days after receipt of written notice of such Indemnity Claim to object to such claim by giving written notice to the Indemnified Person specifying the reasons for such objection or objections. If the Indemnifying Person has not so objected to the Indemnity Claim as of the close of business on such 30th day, the total amount of the Indemnity Claim shall thereupon become chargeable to and payable by the Indemnifying Person in accordance with the terms and conditions of this section. If the Indemnifying Person objects to the Indemnity Claim, the parties shall attempt to resolve the challenge through negotiation in good faith. If the parties are unable to settle any such dispute within ten days after notice of the Indemnifying Person's objection is received by the Indemnified Person, either party may institute suit on the claim in a court of law.

                                    ARTICLE 6
                                  MISCELLANEOUS

         Section 6.1 NOTICES. All notices or other communications required or permitted to be given under this Agreement shall be in writing in the English language and shall be deemed to have been given on the date delivered by messenger, overnight courier, or facsimile transmission to the parties at the following addresses, or at such other addresses as may hereafter be provided to the other parties by means of such notice:

         (a) if to either or both of PGP or New OED, then to:

                         Peninsula Gaming Partners, LLC
                         11100 Santa Monica Boulevard,
                         10th floor
                         Los Angeles, CA 90025

                         Attention: M. Brent Stevens
                         Facsimile: 310-914-6476

                  with copies to:

                         Peninsula Gaming Partners, LLC
                         7137 Mission Hills Drive
                         Las Vegas, NV 81113

                         Attention: Michael S. Luzich
                         Facsimile: 702-247-6822
                                                 and

                          Ronald S. Brody
                          Mayer Brown Rowe & Maw
                          1675 Broadway
                          New York, NY 10019-5820

                          Facsimile: 212-849-5600

                                                              and

         (b) if to either or both of the Trotter Parties, then to:

                          William E. Trotter II
                          600 Jefferson Street, Suite 1030
                          Lafayette, LA 70501

                          Facsimile: 337-266-2167

                    with a copy to:

                          Rodolfo J. Aguilar Jr.
                          McGlinchey Stafford, PLLC
                          One American Place,
                          9th floor
                          Baton Rouge, LA 70825

                          Facsimile: 225-343-3076

         Section 6.2 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the exhibits, documents, and instruments referred to herein delivered at the Closing or otherwise) constitutes the entire agreement between and among the parties with respect to the transactions contemplated hereby and supersedes all prior negotiations, agreements, understandings, or arrangements, oral or written (including the 6/25/02 Agreement, which is hereby merged into and abrogated by this Agreement).

         Section 6.3 GOVERNING LAW. This Agreement shall be governed by and interpreted under the law of Louisiana as in the case of a contract executed and to be performed entirely in Louisiana.

         Section 6.4 ENFORCEMENT OF AGREEMENT. The parties agree that irreparable damage would occur in the event this Agreement is not performed in accordance with its terms. The parties accordingly agree that any party shall be entitled to injunctive relief without the necessity of posting any bond, which is hereby waived, and to enforce specifically the provisions hereof in any court of the United States or of any state having jurisdiction thereof.

         Section 6.5 JURY TRIAL. ALL PARTIES HEREBY WAIVE TRIAL BY JURY OF ANY ACTION BROUGHT UNDER OR TO ENFORCE THIS AGREEMENT.

         Section 6.6 WAIVER OF CONFLICT. The parties recognize and acknowledge that the law firm of McGlinchey Stafford, PLLC, has acted as legal counsel for
(a) the Trotter Parties in negotiating the terms of this Agreement, (b) PGP and New OED in filing applications with the Louisiana Gaming Authorities for approval of the Racino Project pursuant to the Louisiana Gaming Control Law, and
(c) all parties to this Agreement in documenting the acquisition by Old OED of certain real estate. All parties have waived any objections and consented to such multiple representation and, accordingly, each party waives any right to assert the invalidity of this Agreement by reason of such multiple representation.

         Section 6.7 EXPENSES. Except as otherwise specifically provided herein, each party agrees to bear its own expenses in connection with the negotiation and performance of this Agreement.

         Section 6.8 ASSIGNMENT AND SUCCESSORS AND ASSIGNS. Neither this Agreement nor any rights, interests, or obligations hereunder may be assigned by any party without the prior written consent of the other parties, except (a) by operation of law, (b) the Trotter Note, the Old OED Note, and the Trotter Win Percentage are assignable to the extent expressly provided in this Agreement,
(c) PGP or New OED or both may (i) assign their rights hereunder to any entity that is under common control with the assignor(s), provided the assignor remains liable for its obligations under the Agreement, or (ii) assign, pledge, hypothecate, or grant security interests in their rights under this Agreement (including the right upon foreclosure to succeed to all of the right, title and interest of PGP and New OED hereunder) as collateral to any lender that provides financing for the Racino Project, and (d) if and as required by the Louisiana Gaming Authorities in order to satisfy requirements of the Louisiana Gaming Control Law. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of, and be enforceable by the parties and their respective heirs, executors, administrators, successors, and assigns.

         Section 6.9 CONFIDENTIALITY.


         (a) The existence of this Agreement and its contents, and the transactions contemplated hereby, are intended to be confidential indefinitely and shall not be disclosed by any party without the written consent of the other parties, except as follows:

                  (i) a party may disclose the existence and contents of this Agreement to its agents, consultants, lenders, or advisers to the extent necessary to consummate the transactions contemplated hereby, provided that any such disclosee shall agree to treat such information confidentially, and

                  (ii) a party may disclose the existence and contents of this Agreement (A) to the extent deemed necessary by such party to enforce any provision or obligation of this Agreement, to defend any action brought by one party against another party or as required, necessary or permitted by judicial process or by any governmental agency or authority, or (B) to the Louisiana Gaming Authorities in order to obtain regulatory approval and all necessary and unconditional licenses for the Racino Project from the Louisiana Gaming Authorities, provided that any disclosure to the Louisiana Gaming
         Authorities shall be made subject to a request for confidential treatment by such authorities, or (C) as required or advisable in order to comply with the disclosure requirements of the federal securities laws, in connection with the placement of the Bond Issue or PGP's periodic reporting obligations under the Securities Exchange Act of 1934.

         (b) The Trotter Parties shall keep confidential all information relating to Old OED and its business (other than information available to the public on the date of this Agreement) indefinitely.

         (c) No public announcement or press release concerning the transactions contemplated hereby shall be made except by PGP or New OED.

         Section 6.10 NO THIRD-PARTY BENEFICIARIES. This Agreement is for the sole benefit of the parties hereto, their subsidiaries and affiliates, and their permitted assigns. Nothing expressed or implied herein shall give, or be construed to give, any other person any legal or equitable rights.

         Section 6.11 AMENDMENTS. This Agreement may not be amended except by a writing signed by all parties, which may be in counterparts no one of which need be signed by all parties.

         Section 6.12 WAIVERS. No waiver by a party of any right under this Agreement shall be valid unless in writing signed by the waiving party. Subject to the preceding sentence, any party may waive any right conferred on it under this Agreement or the performance of any obligation by another party that is a condition to the waiving party's own performance of an obligation. No waiver by a party of any right under this Agreement shall operate as a waiver of any other right under this Agreement.

         Section 6.13 COUNTERPARTS. This Agreement may be executed in multiple counterparts, no one of which need be signed by all parties.

                                    ARTICLE 7
                                   DEFINITIONS

         "6/25/02 AGREEMENT" has the meaning set forth in the seventh Whereas clause.

         "12/11/01 AGREEMENT" has the meaning set forth in the second Whereas clause.

         "AGREEMENT" means this Agreement of Sale, dated as of August 30, 2002.

         "BOND ISSUE" means the sale by Old OED of its high-yield Senior Secured Notes to provide financing for the Racino Project.

         "BUYER INDEMNIFIED PARTY" has the meaning set forth in Section 5.2.

         "CLOSING" has the meaning set forth in Section 1.1.

         "CLOSING CONSIDERATION" has the meaning set forth in Section 1.3.

         "EXHIBIT A" has the meaning set forth in the seventh Whereas clause.

         "EXHIBIT B" has the meaning set forth in Section 1.2(a).

         "EXHIBIT C" has the meaning set forth in Section 1.3(d).

         "EXHIBIT D" has the meaning set forth in Section 1.3(e).

         "EXHIBIT E" has the meaning set forth in Section 2.1.

         "GOING FORWARD DOCUMENTS" has the meaning set forth in the second Whereas clause.

         "INDEMNIFIED PERSON" has the meaning set forth in Section 5.5(a).

         "INDEMNIFYING PERSON" has the meaning set forth in Section 5.5(a).

         "INDEMNITY CLAIM" has the meaning set forth in Section 5.5(a).

         "LAC" means Louisiana Administrative Code.

         "LAWSUIT" has the meaning set forth in the sixth Whereas clause.

         "LITIGATION" has the meaning set forth in Section 2.6.

         "LOSSES" has the meaning set forth in Section 5.2.

         "LOUISIANA GAMING AUTHORITIES" means any agency, authority, board, bureau, commission, department, office, or instrumentality of the State of Louisiana, whether now or hereafter existing, or any officer or official thereof, including, without limitation the Louisiana State Racing Commission and the Louisiana Gaming Control Board, with authority to regulate any gaming operation or activity (or proposed gaming operation or activity) owned, managed or operated by PGP, New OED, or Old OED.

         "LOUISIANA GAMING CONTROL LAW" means Title 27 of the Louisiana Revised Statutes.

         "MEMBERSHIP INTEREST" has the meaning set forth in Section 1.1.

         "NET WIN" has the meaning set forth in Section 1.3(f).

         "NEW OED" means OED Acquisition, LLC, a Delaware limited liability company.

         "NOTE SHARE" has the meaning set forth in Section 1.1.

         "NOTES RECEIVABLE" means each of the following described promissory notes:

                  (a) note in the original principal amount of $12,293,722.60 dated August 31, 1988, executed by Racetrack at Evangeline Downs, Inc., payable to the order of Louisiana Savings Association, Inc., and

                  (b) note in the original principal amount of $1,313,485.30 dated August 31, 1988, executed by Racetrack at Evangeline Downs, Inc. payable to the order of Louisiana Savings Association, Inc.

         "OLD OED" means The Old Evangeline Downs, L.C., a Louisiana limited liability company.

         "OLD OED NOTE" has the meaning set forth in Section 1.3(e).

         "PENINSULA  GAMING  COMPANY,  LLC" has the meaning set forth in Section
         4.1.

         "PGP"  means  Peninsula  Gaming  Partners,   LLC,  a  Delaware  limited
         liability company.

         "RACINO PROJECT" has the meaning set forth in the third Whereas clause.

         "RELEASE" has the meaning set forth in Section 1.2(a).

         "SELLER INDEMNIFIED PARTY" has the meaning set forth in Section 5.3.

         "TROTTER" means William E. Trotter II, individually.

         "TROTTER ACCOUNT" has the meaning set forth in Section 1.3(a).

         "TROTTER EXPENSES" has the meaning set forth in Section 1.3(b).

         "TROTTER NOTE" has the meaning set forth in Section 1.3(d).

         "TROTTER PARTIES" means WETLLC and Trotter, collectively.

         "TROTTER WIN PERCENTAGE" has the meaning set forth in Section 1.3(f).

         "WETLLC" means William E. Trotter, II Family L.L.C., a Louisiana limited liability company.

         "WETLLC ACCOUNT" has the meaning set forth in Section 1.3(b).


         In witness whereof, the parties have set their hands as of the day, month, and year first above written.

                                  PENINSULA GAMING PARTNERS LLC


                                  By:  /s/ Michael S. Luzich
                                     -------------------------------------------
                                           Michael S. Luzich

                                  OED ACQUISITION, LLC


                                  By:  /s/ Michael S. Luzich
                                     -------------------------------------------
                                           Michael S. Luzich



                                  WILLIAM E. TROTTER, II FAMILY, L.L.C.


                                  By:  /s/ William E. Trotter
                                     -------------------------------------------
                                           William E. Trotter II


                                       /s/ William E. Trotter
                                     -------------------------------------------
                                           William E. Trotter, Individually